                                                                  Exhibit 10.15b


                     ADDENDUM NO. 1 TO EMPLOYMENT AGREEMENT

            This Addendum No. 1 (the "Addendum") is entered into as of February 1, 2001, between Robert E. Knapp, an individual ("Executive") and Gartner, Inc. (formerly known as Gartner Group, Inc.), a Delaware corporation (the "Company").

                                    RECITALS

      A. Executive and the Company are parties to an Employment Agreement dated as of August 7, 2000 (the "Employment Agreement"), which provides for Executive to serve as Chief Marketing Officer for the Company through September 30, 2003.

      B. The Company and Executive desire to modify some of the terms of the Employment Agreement as set forth herein in accordance with corporate guidelines governing members of the executive leadership team of the Company as authorized by the Board of Directors of the Company.

                                    AGREEMENT

      THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

      1. Amendments. (a) Section 6(b) of the Employment Agreement is deleted in its entirety and is replaced with the following:

            (b) Involuntary Termination. If at any time during the term of this Agreement, other than following a Change in Control to which Section 6(c) applies, the Company terminates the employment of Executive involuntarily and without Business Reasons or a Constructive Termination occurs, then in addition to salary and vacation accrued through the Termination Date, Executive shall be entitled to receive the following: (i) continued salary for a period of three years following the Termination Date at the rate then in effect, payable in accordance with the Company's regular payroll schedule as in effect from time to time, (ii) at the Termination Date Executive's minimum target bonus for the fiscal year in which the Termination Date occurs plus any unpaid bonus from the prior fiscal year, (iii) following the end of the fiscal year in which the Termination Date occurs and management bonuses have been determined, a pro rata share (based on the proportion of the fiscal year during which Executive remained an employee of the Company) of the bonus that would have been payable to Executive under the bonus plan in excess of Executive's minimum target bonus for the fiscal year, (iv) following the end of the first fiscal year following the fiscal year in which the Termination Date occurs, Executive's minimum target bonus for such following fiscal year (or, if the target bonus for such year was not previously set, then Executive's minimum target bonus for the fiscal year in which the Termination Date occurred), (v) acceleration in full of vesting of all outstanding stock options, TARPS and other equity arrangements subject to vesting and held by Executive (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, (vi) (A) for three years following the Termination Date, continuation of group health benefits at the Company's cost pursuant to the Company's standard programs as in effect from time to time (or at the Company's election substantially similar health benefits as in effect at the Termination Date, through a third party carrier) for Executive, his spouse and any children, and (B) thereafter, to the extent COBRA shall be applicable to the Company, continuation of health benefits for such persons at Executive's cost, for a period of 18 months or such longer period as may be applicable under the Company's policies then in effect, provided the Executive makes the appropriate election and payments, (vii) continuation of Executive's auto benefits for one year following the Termination Date, and
                  (viii) no other compensation, severance or other benefits, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control. Notwithstanding the foregoing, however, the Company shall not be required to continue to pay the salary or bonus specified in clauses (i)(iii) or (iv) hereof for any period following the Termination Date if Executive violates the noncompetition agreement set forth in Section 11.

      (b) Section 6(c)(i) of the Employment Agreement is deleted and the following is substituted therefor:

      (c) Change in Control.

            (i) Benefits. If during the term of this Agreement a "Change in Control" occurs (as defined below), then Executive shall be entitled to receive the following: (i) salary and vacation accrued through the date of the Change in Control plus an amount equal to three years of Executive's salary as then in effect, payable immediately upon the Change in Control, (ii) an amount equal to three times Executive's target bonus for the fiscal year in which the Change in Control occurs (as well as any unpaid bonus from the prior fiscal year), all payable immediately upon the Change in Control, (iii) acceleration in full of vesting of all outstanding stock options, TARPS and other equity arrangements subject to vesting and held by Executive (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable one year following the date of the Change in Control, (iv) (A) continuation of group health benefits at the Company's cost pursuant to the Company's standard programs as in effect from time to time (or at the Company's election substantially similar health benefits as in effect at the Termination Date (if applicable), through a third party carrier) for Executive, his spouse and any children, for three years following the date of the Change in Control (even if Executive ceases employment), and (B) thereafter, to the extent COBRA shall be applicable, continuation of health benefits for such persons at Executive's cost, for a period of 18 months or such longer period as may be applicable under the Company's policies then in effect, provided the Executive makes the appropriate election and payments, and (v) no other compensation, severance or other benefits.

      (c) Section 6(d) of the Employment Agreement is deleted in its entirety and the following is substituted therefore:

            (d) Termination for Disability. If at any time during the term of this Agreement other than following a Change in Control to which Section 6(c) applies Executive shall become unable to perform his duties as an employee as a result of incapacity, which gives rise to termination of employment for Disability, then in addition to salary and vacation accrued through the Termination Date, Executive shall be entitled to receive the following: (i) continued salary for a period of three years following the Termination Date, payable in accordance with the Company's regular payroll schedule as in effect from time to time, (ii) at the Termination Date, Executive's minimum target bonus for the fiscal year in which the Termination Date occurs (plus any unpaid bonus from the prior fiscal year), (iii) following the end of the fiscal year in which the Termination Date occurs and management bonuses have been determined, any bonus that would have been payable to Executive under the bonus plan in excess of Executive's target bonus, (iv) acceleration in full of vesting of all outstanding stock options held by Executive (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable one year following the Termination Date (v)
                  (A) for one and one-half years following the Termination Date, continuation of group health benefits at the Company's cost pursuant to the Company's standard programs as in effect from time to time (or at the Company's election substantially similar health benefits as in effect at the Termination Date, through a third party carrier) for Executive, his spouse and any children, and (B) thereafter, to the extent COBRA shall be applicable to the Company, continuation of health benefits for such persons at Executive's cost, for a period of 18 months or such longer period as may be applicable under the Company's policies then in effect, provided the Executive makes the appropriate election and payments, and (vi) no other compensation, severance or other benefits, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control. Notwithstanding the foregoing, however, the Company may deduct from the salary specified in clause (i) hereof the amount of any payments then received by Executive under any disability benefit program maintained by the Company.

      2. No Other Modifications. Except as set forth herein, all of the other provisions of the Employment Agreement shall remain in full force and effect. Any capitalized terms not defined in this Agreement shall have the definitions ascribed in the Employment Agreement.

      3. Governing, Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Connecticut.

The undersigned have executed this Amendment as of February 1, 2001.




GARTNER, INC.



BY /s/  [ILLEGIBLE]                         /s/ ROBERT E. KNAPP
   --------------------------               --------------------------------
   Its                                      ROBERT E. KNAPP